Exhibit 99.1

CARDTRONICS ANNOUNCES THIRD QUARTER 2016 RESULTS

HOUSTON, October 27, 2016 — (GLOBE NEWSWIRE) — Cardtronics plc (Nasdaq: CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, announced today its financial and operational results for the quarter ended September 30, 2016.

Key financial statistics in the third quarter of 2016 as compared to the third quarter of 2015 include:

•                  Total revenues of $328.3 million, up 6% from $311.4 million (up 11% on a constant-currency basis).

•                  ATM operating revenues of $314.8 million, up 6% from $296.8 million (up 11% on a constant-currency basis).

•                  Gross margin of 36.6%, up from 36.1% in 2015.

•                  GAAP Net Income of $27.5 million, or $0.60 per diluted share, up from $22.0 million, or $0.48 per diluted share.

•                  Adjusted Net Income per diluted share of $0.98, up 20% from $0.82 (up 26% on a constant-currency basis).

•                  Adjusted EBITDA of $86.6 million, up 6% from $81.7 million (up 12% on a constant-currency basis).

•                  Cash flows from operating activities of $89.3 million, up 48% from $60.5 million. For the nine months ended September 30, 2016, cash flows from operating activities were $213.9 million, up 45% from $147.1 million.

“The third quarter was exceptionally productive for our shareholders. Seven percent constant currency organic revenue growth, combined with solid execution in our classic business drivers, delivered a quarter of which the team can be proud. Allpoint sales, 1,300 new retail ATM locations, several long-term renewals, and the entry into Spain were key highlights. These activities were complemented by our first significant deal expanding our model beyond retail sites to financial institution branch locations. And then we ended the quarter announcing the acquisition of DirectCash Payments, the largest in our history, driving scale in Canada, the U.K., and Mexico, as well as adding Australia and New Zealand as new markets in the growing international roster of countries we serve,” commented Steve Rathgaber, Cardtronics’ chief executive officer,” commented Steve Rathgaber, Cardtronics’ chief executive officer.

RECENT HIGHLIGHTS

•                  Secured ATM operating contracts representing over 1,000 locations in North America and Europe. These wins included placements at various retail and transit locations, including over 450 high-traffic convenience store locations.

•                  Renewed our relationships with Kroger and Albertsons/Safeway, entering into long-term extensions to continue serving nearly 1,800 locations across the two grocery chains.

•                  Added a total of 22 new financial institutions for participation in our Allpoint Network, adding nearly 670,000 cards that will have surcharge-free ATM access to our network, including an agreement with First Tennessee Bank, a top 50 bank and the largest financial institution headquartered in Tennessee.

•                  Secured an outsourcing arrangement for both on-premise and off-premise ATMs with PenFed Credit Union for over 140 ATM locations.

•                  Entered into an agreement to expand our bank-branding relationship with TD Bank for an additional 189 Walgreens locations in Florida.

•                  Acquired over 300 off-branch ATM sites from a major financial institution in the U.K.

•                  Launched our ATM business in Spain, including a relationship with the EURO 6000 ATM network and pilots with two major retailers.

•                  Announced the planned acquisition of DirectCash Payments Inc. (“DCPayments”), a leading operator of approximately 25,000 ATMs across Australia, Canada, the U.K., New Zealand, and Mexico. The acquisition is subject to the DCPayments shareholder vote and other closing conditions and is expected to close early in the first quarter of 2017.

THIRD QUARTER RESULTS

Consolidated revenues totaled $328.3 million for the third quarter of 2016, representing a 6% increase from $311.4 million in the third quarter of 2015. ATM operating revenues were up 6% from the third quarter of 2015. Adjusting for movements in currency exchange rates, ATM operating revenues were up approximately 11% from the third quarter of 2015, the majority of which was driven by organic growth.

ATM operating revenues in North America were up 9% for the third quarter of 2016, driven by a mix of acquisition and organic growth. ATM operating revenues in Europe, as reported in U.S. dollars, were approximately flat compared to the same period in 2015, but increased 16% on a constant-currency basis, driven mostly by organic growth. The recent strong appreciation in the U.S. dollar relative to the British pound significantly impacted the Company’s reported revenues and profits in the third quarter. The British pound was on average 15% weaker relative to the U.S. dollar during the third quarter of 2016 compared to the same period a year ago.

GAAP Net Income in the third quarter of 2016 totaled $27.5 million, compared to GAAP Net Income of $22.0 million during the third quarter of 2015. The increase in GAAP Net Income for the third quarter of 2016 was the result of continued revenue growth and a lower tax rate, partially offset by incremental professional services costs of $2.7 million associated with the Company’s acquisition activities and $1.0 million associated with the Company’s redomicile of its parent company to the U.K. These costs are reported in the acquisition and divestiture-related expenses and redomicile-related expenses line items, respectively, in the Company’s results from operations and have been excluded from the Company’s calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share in the third quarter of 2016. The Company’s U.S. GAAP tax rate was 23.4% for the third quarter of 2016 compared to 36.8% in the same period in 2015, with the decrease mostly attributable to benefits from its recently completed redomicile to the U.K.

Adjusted EBITDA for the third quarter of 2016 totaled $86.6 million, representing a 6% increase (12% on a constant-currency basis) over the $81.7 million of Adjusted EBITDA during the third quarter of 2015. Adjusted Net Income totaled $44.7 million ($0.98 per diluted share or $1.03 on a constant-currency basis) for the third quarter of 2016, compared to $37.2 million ($0.82 per diluted share) during the third quarter of 2015. The increases in Adjusted EBITDA and Adjusted Net Income were both driven by the Company’s revenue growth. Adjusted Net Income was also higher as a result of a lower non-GAAP tax rate. Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

NINE MONTH RESULTS

Consolidated revenues totaled $955.5 million for the nine months ended September 30, 2016, representing a 7% increase from $897.0 million in consolidated revenues during the same period of 2015. ATM operating revenues were up 9% from the nine months ended September 30, 2015. Adjusting for movements in currency exchange rates, ATM operating revenues were up approximately 12% for the nine months ended September 30, 2016, driven by organic growth and contributions from acquisitions. The $17.4 million decrease in ATM product sales and other revenues in the nine months ended September 30, 2016 was attributable to the Company’s 2015 divestiture of the retail cash-in-transit component of its previously acquired Sunwin business in the U.K., which was included in the Company’s 2015 results. Cost of ATM product sales and other revenues decreased correspondingly by $16.3 million from the same period in 2015.

ATM operating revenues in North America were up 8% for the nine months ended September 30, 2016, driven by a combination of recent acquisitions and organic growth. ATM operating revenues in Europe were up 7% for the nine months ended September 30, 2016 (18% on a constant-currency basis), driven by strong organic growth, and to a lesser extent, acquisition-related growth.

GAAP Net Income for the nine months ended September 30, 2016 totaled $63.0 million, compared to GAAP Net Income of $52.2 million during the same period in 2015. The increase in GAAP Net Income for the nine months of 2016 was the result of continued revenue growth and margin expansion, partially offset by incremental professional services costs of $4.9 million associated with the Company’s acquisition activities and $12.2 million associated with the Company’s redomicile of its parent company to the U.K. These costs are reported in the acquisition and divestiture-related expenses and redomicile-related expenses line items, respectively, in the Company’s results from operations and have been excluded from the Company’s calculation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share in the nine months ended September 30, 2016.

Adjusted EBITDA for the nine months ended September 30, 2016 totaled $241.4 million, representing an 8% increase from the same period in 2015. Adjusted Net Income totaled $112.8 million ($2.47 per diluted share) for the nine months ended September 30, 2016, compared to $98.6 million ($2.17 per diluted share) during the same period in 2015. The increases in Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors discussed above, including the Company’s revenue growth and margin improvement relative to the nine months ended September 30, 2015. For the nine months ended September 30, 2016, cash flows from operating activities were $213.9 million, up 45% from $147.1 million.

2016 GUIDANCE

The Company is updating the financial guidance it provided in July 2016 regarding its anticipated results for the full year 2016 results:

•                  Revenues of $1.25 billion to $1.265 billion;

•                  Gross profit margin of 35.5% to 35.7%;

•                  GAAP Net Income of $84 million to $85 million;

•                  Adjusted EBITDA of $317 million to $319 million;

•                  Depreciation and accretion expense of $91 million to $92 million;

•                  Cash interest expense $17.5 million;

•                  Adjusted Net Income per diluted share of $3.21 to $3.26, based on approximately 45.8 million weighted average diluted shares outstanding; and

•                  Capital expenditures of $120 million to $130 million.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. This guidance is based on average foreign currency exchange rates for the remainder of the year of £1.00 U.K. to $1.20 U.S., $20.00 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.76 U.S., and €1.00 Euros to $1.10 U.S. Additionally, this guidance is based on an estimated tax rate of approximately 29% for the last three months of 2016.

LIQUIDITY

The Company had no outstanding borrowings under its $375 million revolving credit facility due in 2021 and $60 million in cash on hand as of September 30, 2016. The revolving credit facility was amended July 1, 2016 to extend the maturity date from April 2019 to July 2021. The Company’s outstanding indebtedness as of September 30, 2016 consisted of $250 million in Senior Notes due 2022 and $288 million Convertible Senior Notes due 2020. The Senior Notes and Convertible Senior Notes have carrying balances of $247 million and $238 million, respectively, and are reflected as long-term debt on the balance sheet, net of unamortized discount and capitalized debt issuance costs.

As previously reported, the Company entered into a definitive agreement on October 3, 2016 to acquire all of the outstanding shares of DCPayments. Inclusive of amounts needed to repay the estimated outstanding indebtedness of DCPayments, the Company expects the total purchase price will be approximately CAD$605 million (approximately $460 million), excluding any associated transaction-related costs. The Company is currently assessing options for financing the acquisition and has secured commitments from financial institutions in its existing revolving credit facility to provide the borrowing capacity needed to complete the acquisition. The acquisition is expected to close early in the first quarter of 2017, subject to the DCPayments shareholder vote and other closing conditions.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, October 27, 2016, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended September 30, 2016. To access the call, please call the conference call operator at:

Dial in:	(877) 806-7890
Alternate dial-in:	(973) 935-8713

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the “Cardtronics Third Quarter 2016 Earnings Conference Call.” Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company’s website at www.cardtronics.com.

A digital replay of the conference call will be available through Thursday, November 10, 2016, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 94694053 for the conference ID. A replay of the conference call will also be available online through the Company’s website subsequent to the call through November 30, 2016.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

EBITDA, Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, Free Cash Flow, and certain U.S. GAAP as well as non-GAAP measures on a constant-currency basis represent non-GAAP financial measures provided as a complement to results prepared in accordance with U.S. GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of notable, non-cash, and/or (if applicable in a particular period) certain costs not anticipated to occur in future periods enhance an investor’s understanding of the underlying trends in the Company’s business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company’s industry depending upon accounting methods and book values of assets, capital structures, and the methods by which the assets were acquired. Adjusted EBITDA also excludes stock-based compensation expense, acquisition and divestiture-related expenses, certain non-operating expenses, certain costs not anticipated to occur in future periods (if applicable in a particular period), gains or losses on disposal of assets, the Company’s obligations for the payment of income taxes, interest expense, and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted Net Income represents net income computed in accordance with U.S. GAAP, before amortization of intangible assets, gains or losses on disposal of assets, stock-based compensation expense, certain other expense amounts, acquisition and divestiture-related expenses, certain non-operating expenses, and (if applicable in a particular period) certain costs not anticipated to occur in future periods (together, the “Adjustments”). Prior to June 30, 2016, Adjusted Net Income was calculated using an estimated long-term, cross-jurisdictional effective cash tax rate of 32%. Subsequent to the redomicile of the Company’s parent company to the U.K., the Company has revised the process for determining its non-GAAP tax rate and now utilizes a non-GAAP tax rate derived from the U.S. GAAP tax rate adjusted for the net tax effects of the identified Adjustments, based on the nature and geography of the Adjustments. For the three month period ended September 30, 2016, the non-GAAP tax rate used to calculate Adjusted Net Income was approximately 24.2%. For the nine months ended September 30, 2016, the Company used 24.2% for the quarter ended September 30, 2016 and for the six months ended June 30, 2016, its previous estimated long-term cross-jurisdictional tax rate of 32%. For the three and nine months ended September 30, 2015, the Company used its previous estimated long-term cross-jurisdictional tax rate of 32%. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt but excluding acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as mandatory principal payments on portions of the Company’s long-term debt. Management calculates certain U.S. GAAP as well as non-GAAP measures on a constant-currency basis using the average foreign currency exchange rates applicable in the corresponding period of the previous year and applying these rates to the measures. Management uses U.S. GAAP as well as non-GAAP measures on a constant-currency basis to assess performance and eliminate the effect foreign currency exchange rates have on comparability between periods.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with U.S. GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable U.S. GAAP financial measures are presented in tabular form at the end of this press release.

ABOUT CARDTRONICS (NASDAQ: CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics provides services to over 200,000 ATMs in North America and Europe. Whether Cardtronics is driving foot traffic for North America and Europe’s top retailers, enhancing ATM brand presence for card issuers or expanding card holders’ surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “project,” “believe,” “estimate,” “expect,” “future,” “anticipate,” “intend,” “contemplate,” “foresee,” “would,” “could,” “plan,” and similar expressions that are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting the Company will be those that are anticipated. All comments concerning the Company’s expectations for future revenues and operating results are based on the Company’s estimates for its existing operations and do not include the potential impact of any future acquisitions. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control) and assumptions that could cause actual results to differ materially from the Company’s historical experience and present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include:

•                  the Company’s financial outlook and the financial outlook of the ATM industry and the continued usage of cash by consumers at rates near historical patterns;

•                  the Company’s ability to respond to recent and future network and regulatory changes, including requirements surrounding Europay, MasterCard, and Visa (“EMV”) security standards;

•                  the Company’s ability to renew its existing customer relationships on comparable economic terms and add new customers;

•                  the Company’s ability to pursue, complete, and successfully integrate acquisitions, including the acquisition of DirectCash;

•                  changes in interest rates and foreign currency rates;

•                  the Company’s ability to successfully manage its existing international operations and to continue to expand internationally;

•                  the Company’s ability to manage concentration risks with key customers, vendors, and service providers;

•                  the Company’s ability to prevent thefts of cash;

•                  the Company’s ability to manage cybersecurity risks and prevent data breaches;

•                  the Company’s ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;

•                  the Company’s ability to provide new ATM solutions to retailers and financial institutions including placing additional banks’ brands on ATMs currently deployed;

•                  the Company’s ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;

•                  the Company’s ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;

•                  the Company’s ability to successfully implement and evolve its corporate strategy;

•                  the Company’s ability to compete successfully with new and existing competitors;

•                  the Company’s ability to meet the service levels required by its service level agreements with its customers;

•                  the additional risks the Company is exposed to in its U.K. armored transport business;

•                  the impact of changes in U.S. or non-U.S. laws, including tax laws, that could reduce or eliminate the benefits expected to be achieved from the Company’s recent change of its parent company from the U.S. to the U.K.;

•                  the impact of, or uncertainty related to, the U.K.’s planned exit from the European Union, including any material adverse effect on the tax, tax treaty, currency, operational, legal, and regulatory regime and macro-economic environment to which the Company will be subject to as a U.K. company; and

•                  the Company’s ability to retain its key employees and maintain good relations with its employees.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

(Continued)

Forward-looking statements also are affected by the risk factors described in the Company’s Annual Report on Form 10- K for the year ended December 31, 2015, as amended, the information set forth under Risk Factors in the Company’s Proxy Statement, dated May 19, 2016, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this press release, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2016 and 2015

(In thousands, excluding share, per share amounts, and percentages)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	% Change	2015	2016	% Change	2015
Revenues:
ATM operating revenues	$314,788	6.0%	$296,836	$918,207	9.0%	$842,295
ATM product sales and other revenues	13,546	(6.7)	14,514	37,335	(31.7)	54,702
Total revenues	328,334	5.5	311,350	955,542	6.5	896,997
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below.)	195,737	5.7	185,142	580,520	8.1	537,183
Cost of ATM product sales and other revenues	12,453	(10.4)	13,892	33,873	(32.5)	50,193
Total cost of revenues	208,190	4.6	199,034	614,393	4.6	587,376
Gross profit	120,144	7.0	112,316	341,149	10.2	309,621
Gross profit %	36.6%		36.1%	35.7%		34.5%
Operating expenses:
Selling, general, and administrative expenses	40,194	12.4	35,759	115,505	14.6	100,829
Redomicile-related expenses	951	n/m	—	12,201	n/m	—
Acquisition and divestiture-related expenses	2,680	(79.8)	13,289	4,938	(76.7)	21,207
Depreciation and accretion expense	23,308	5.3	22,127	69,085	7.7	64,142
Amortization of intangible assets	9,175	(8.7)	10,048	28,129	(3.1)	29,040
Loss (gain) on disposal of assets	469	n/m	(12,139)	(475)	n/m	(12,425)
Total operating expenses	76,777	11.1	69,084	229,383	13.1	202,793
Income from operations	43,367	0.3	43,232	111,766	4.6	106,828
Other expense:
Interest expense, net	4,269	(15.2)	5,033	13,227	(8.8)	14,496
Amortization of deferred financing costs and note discount	2,872	0.5	2,859	8,636	2.1	8,455
Other expense	360	(66.3)	1,067	748	(74.0)	2,882
Total other expense	7,501	(16.3)	8,959	22,611	(12.5)	25,833
Income before income taxes	35,866	4.6	34,273	89,155	10.1	80,995
Income tax expense	8,388	(33.6)	12,629	26,204	(12.2)	29,837
Effective tax rate	23.4%		36.8%	29.4%		36.8%
Net income	27,478	27.0	21,644	62,951	23.1	51,158
Net loss attributable to noncontrolling interests	(12)	n/m	(365)	(71)	n/m	(1,081)
Net income attributable to controlling interests and available to common stockholders	$27,490	24.9%	$22,009	$63,022	20.6%	$52,239

Net income per common share — basic	$0.61		$0.49	$1.39		$1.17
Net income per common share — diluted	$0.60		$0.48	$1.38		$1.15

Weighted average shares outstanding — basic	45,252,869		44,833,117	45,175,604		44,769,661
Weighted average shares outstanding — diluted	45,850,061		45,391,667	45,765,235		45,323,784

Condensed Consolidated Balance Sheets

As of September 30, 2016 and December 31, 2015

(In thousands)

	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$59,521	$26,297
Accounts and notes receivable, net	73,140	72,009
Inventory, net	11,151	10,675
Restricted cash	35,802	31,565
Current portion of deferred tax asset, net	—	16,300
Prepaid expenses, deferred costs, and other current assets	64,039	56,678
Total current assets	243,653	213,524
Property and equipment, net	374,820	375,488
Intangible assets, net	128,743	150,780
Goodwill	537,334	548,936
Deferred tax asset, net	8,612	11,950
Prepaid expenses, deferred costs, and other noncurrent assets	19,964	19,257
Total assets	$1,313,126	$1,319,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of other long-term liabilities	$32,970	$32,732
Accounts payable and other accrued and current liabilities	279,889	244,908
Total current liabilities	312,859	277,640
Long-term liabilities:
Long-term debt	485,647	568,331
Asset retirement obligations	47,196	51,685
Deferred tax liability, net	13,088	21,829
Other long-term liabilities	47,708	30,657
Total liabilities	906,498	950,142
Stockholders’ equity	406,628	369,793
Total liabilities and stockholders’ equity	$1,313,126	$1,319,935

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
North America
ATM operating revenues	$214,960	8.7%	$197,733	$625,716	7.8%	$580,569
ATM product sales and other revenues	12,001	24.6	9,629	31,804	16.8	27,228
North America total revenues	226,961	9.5	207,362	657,520	8.2	607,797
Europe
ATM operating revenues	94,154	(0.1)	94,218	276,452	7.3	257,549
ATM product sales and other revenues	1,409	(70.6)	4,795	4,206	(84.6)	27,384
Europe total revenues	95,563	(3.5)	99,013	280,658	(1.5)	284,933
Corporate & Other
ATM operating revenues	12,131	7.3	11,305	34,744	61.1	21,567
ATM product sales and other revenues	136	51.1	90	1,325	1,372.2	90
Corporate & Other total revenues	12,267	7.7	11,395	36,069	66.5	21,657

Eliminations	(6,457)	0.6	(6,420)	(18,705)	7.6	(17,390)

Total ATM operating revenues	314,788	6.0	296,836	918,207	9.0	842,295
Total ATM product sales and other revenues	13,546	(6.7)	14,514	37,335	(31.7)	54,702
Total revenues	$328,334	5.5%	$311,350	$955,542	6.5%	$896,997

Breakout of ATM operating revenues:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
Surcharge revenues	$126,490	5.1%	$120,323	$369,658	6.1%	$348,255
Interchange revenues	118,186	6.2	111,246	343,121	9.6	312,963
Bank-branding and surcharge-free network revenues	48,292	11.7	43,236	141,699	10.5	128,205
Managed services revenues	8,522	(2.9)	8,778	26,246	2.2	25,693
Other revenues	13,298	0.3	13,253	37,483	37.9	27,179
Total ATM operating revenues	$314,788	6.0%	$296,836	$918,207	9.0%	$842,295

Total gross profit by segment:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
North America	$80,175	6.8%	$75,052	$228,963	5.0%	$218,074
Europe	36,656	8.8	33,704	102,102	17.7	86,774
Corporate & Other	3,313	(6.9)	3,560	10,084	111,3	4,773
Total gross profit	$120,144	7.0%	$112,316	$341,149	10.2%	$309,621

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization of intangible assets):

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
Merchant commissions	$94,136	5.4%	$89,346	$277,088	8.1%	$256,361
Vault cash rental	17,904	2.0	17,553	53,764	4.1	51,622
Other costs of cash	18,421	5.0	17,551	59,321	9.2	54,321
Repairs and maintenance	19,846	14.4	17,351	56,097	7.4	52,253
Communications	7,694	(4.1)	8,027	23,305	1.4	22,978
Transaction processing	3,982	4.1	3,827	11,727	0.8	11,635
Stock-based compensation	249	(10.1)	277	636	(17.9)	775
Employee costs	16,525	1.8	16,232	50,666	14.3	44,308
Other expenses	16,980	13.4	14,978	47,916	11.6	42,930
Total cost of ATM operating revenues	$195,737	5.7%	$185,142	$580,520	8.1%	$537,183

Breakout of selling, general, and administrative expenses:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
Employee costs	$21,022	14.1%	$18,432	$61,234	15.5%	$53,000
Stock-based compensation	6,393	31.1	4,876	15,144	12.3	13,488
Professional fees	4,592	0.6	4,564	14,353	28.1	11,206
Other expenses	8,187	3.8	7,887	24,774	7.1	23,135
Total selling, general, and administrative expenses	$40,194	12.4%	$35,759	$115,505	14.6%	$100,829

Depreciation and accretion by segment:

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016	% Change	2015	2016	% Change	2015
	(In thousands, excluding percentages)
North America	$12,341	4.3%	$11,837	$36,343	3.1%	$35,239
Europe	9,148	3.7	8,824	27,605	7.2	25,759
Corporate & Other	1,819	24.1	1,466	5,137	63.4	3,144
Total depreciation and accretion expense	$23,308	5.3%	$22,127	$69,085	7.7%	$64,142

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	September 30, 2016	December 31, 2015
	(In thousands)
Revolving credit facility	$—	$90,835
5.125% Senior notes (1)	247,211	246,742
1.00% Convertible senior notes (1)	238,436	230,754
Total long-term debt	$485,647	$568,331

(1)         The Company’s 5.125% Senior Notes due 2022 with a face value of $250.0 million are presented net of capitalized debt issuance costs of $2.8 million and $3.3 million as of September 30, 2016 and December 31, 2015, respectively. The Company’s 1.00% Convertible Senior Notes due 2020 with a face value of $287.5 million are presented net of the unamortized discount and capitalized debt issuance costs of $49.1 million and $56.7 million as of September 30, 2016 and December 31, 2015, respectively. In accordance with U.S. GAAP the estimated fair value of the conversion feature within the Convertible Senior Notes was recorded as additional paid-in capital within equity at issuance. The Convertible Senior Notes are being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2015	44,953,620
Shares repurchased	(128,405)
Shares forfeited	(5,842)
Shares issued — stock options exercised	54,051
Shares vested — restricted stock units	426,740
Total shares outstanding as of September 30, 2016	45,300,164

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(In thousands)
Cash provided by operating activities	$89,346	$60,525	$213,931	$147,112
Cash used in investing activities	(41,635)	(98,325)	(86,403)	(171,090)
Cash (used in) provided by financing activities	(7,285)	34,988	(93,135)	13,297
Effect of exchange rate changes on cash	(557)	(3,494)	(1,169)	(2,711)
Net increase (decrease) in cash and cash equivalents	39,869	(6,306)	33,224	(13,392)
Cash and cash equivalents as of beginning of period	19,652	24,789	26,297	31,875
Cash and cash equivalents as of end of period	$59,521	$18,483	$59,521	$18,483

Key Operating Metrics — Including Acquisitions in All Periods Presented

For Three and Nine Months Ended September 30, 2016 and 2015

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2016		2015	2016		2015
Average number of transacting ATMs:
United States: Company-owned	43,216		38,510	41,366		38,310
United Kingdom and Ireland	16,540		15,582	16,151		14,762
Mexico	1,329		1,432	1,366		1,558
Canada	1,825		1,915	1,846		1,757
Germany and Poland	1,242		1,048	1,177		987
Subtotal	64,152		58,487	61,906		57,374
United States: Merchant-owned (1)	14,970		19,609	16,297		20,301
Average number of transacting ATMs — ATM operations	79,122		78,096	78,203		77,675

Managed Services and Processing:
United States: Managed services — Turnkey	1,911		2,201	2,078		2,185
United States: Managed services — Processing Plus and Processing operations	118,862		107,326	115,029		61,421
Canada: Managed services	1,761		1,120	1,659		1,011
Average number of transacting ATMs — Managed services and processing	122,534		110,647	118,766		64,617

Total average number of transacting ATMs	201,656		188,743	196,969		142,292

Total transactions (in thousands):
ATM operations	359,731		327,269	1,014,803		926,921
Managed services and processing, net	179,072		170,896	526,949		239,701
Total transactions	538,803		498,165	1,541,752		1,166,622

Cash withdrawal transactions (in thousands):
ATM operations	225,178		197,365	633,461		564,072

		% Change			% Change
Per ATM per month amounts (excludes managed services and processing):
Cash withdrawal transactions	949	12.7%	842	900	11.5%	807

ATM operating revenues	$1,258	4.9%	$1,199	$1,235	7.1%	$1,153
Cost of ATM operating revenues (2)	784	4.1%	753	784	6.1%	739
ATM operating gross profit (2) (3)	$474	6.3%	$446	$451	8.9%	$414

ATM operating gross profit margin (2) (3)	37.7%		37.2%	36.5%		35.9%

(1)         Certain ATMs previously reported in this category are now included in the United States: Managed services - Processing Plus and Processing operations and United States: Company-owned categories.

(2)         Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company’s Consolidated Statements of Operations.

(3)         Revenues and expenses relating to managed services, processing, ATM equipment sales, and other ATM-related services are not included in this calculation.

Key Operating Metrics — Ending Machine Count

As of September 30, 2016 and 2015

(Unaudited)

	As of September 30,
	2016	2015
Ending number of transacting ATMs:
United States: Company-owned	44,688	38,661
United Kingdom and Ireland	16,665	15,682
Mexico	1,267	1,433
Canada	1,835	1,910
Germany and Poland	1,279	1,069
Total Company-owned	65,734	58,755
United States: Merchant-owned	13,961	19,279
Ending number of transacting ATMs — ATM operations	79,695	78,034

United States: Managed services — Turnkey	1,087	2,212
United States: Managed services — Processing Plus and Processing operations	120,704	108,728
Canada: Managed services	1,832	1,223
Ending number of transacting ATMs — Managed services and processing	123,623	112,163

Total ending number of transacting ATMs	203,318	190,197

Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Stockholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Three and Nine Months Ended September 30, 2016 and 2015

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(In thousands, excluding share and per share amounts)
Net income attributable to controlling interests and available to common stockholders	$27,490	$22,009	$63,022	$52,239
Adjustments:
Interest expense, net	4,269	5,033	13,227	14,496
Amortization of deferred financing costs and note discount	2,872	2,859	8,636	8,455
Income tax expense	8,388	12,629	26,204	29,837
Depreciation and accretion expense	23,308	22,127	69,085	64,142
Amortization of intangible assets	9,175	10,048	28,129	29,040
EBITDA	$75,502	$74,705	$208,303	$198,209

Add back:
Loss (gain) on disposal of assets	469	(12,139)	(475)	(12,425)
Other expense (1)	360	1,067	748	2,882
Noncontrolling interests (2)	(15)	(336)	(50)	(1,047)
Stock-based compensation expense (3)	6,642	5,147	15,780	14,360
Acquisition and divestiture-related expenses (4)	2,680	13,289	4,938	21,207
Redomicile-related expenses (5)	951	—	12,201	—
Adjusted EBITDA	$86,589	$81,733	$241,445	$223,186
Less:
Interest expense, net (3)	4,269	5,033	13,227	14,493
Depreciation and accretion expense (6)	23,301	22,014	69,063	63,767
Adjusted pre-tax income	$59,019	$54,686	$159,155	$144,926
Income tax expense (7)	14,271	17,500	46,314	46,376
Adjusted Net Income	$44,748	$37,186	$112,841	$98,550

Adjusted Net Income per share	$0.99	$0.83	$2.50	$2.20
Adjusted Net Income per diluted share	$0.98	$0.82	$2.47	$2.17

Weighted average shares outstanding — basic	45,252,869	44,833,117	45,175,604	44,769,661
Weighted average shares outstanding — diluted	45,850,061	45,391,667	45,765,235	45,323,784

(1)         Includes foreign currency translation gains/losses and other non-operating costs.

(2)         Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s ownership interest in the Adjusted EBITDA of its Mexico subsidiary. In December 2015, the Company increased its ownership interest in its Mexico subsidiary from 51% to 95.7%.

(3)         For the three and nine months ended September 30, 2015, amounts exclude a portion of the expenses incurred by the Company’s Mexico subsidiary to account for the amounts allocable to the noncontrolling interest stockholders. The Company’s Mexico subsidiary recognized no stock-based compensation expense or interest expense, net for the three and nine months ended September 30, 2016.

(4)         Acquisition and divestiture-related expenses include costs incurred for professional and legal fees and certain other transition and integration-related costs.

(5)         Expenses associated with the Company’s redomicile of its parent company to the U.K., which was completed on July 1, 2016.

(6)         Amounts exclude a portion of the expenses incurred by the Company’s Mexico subsidiary to account for the amounts allocable to the noncontrolling interest stockholders. In December 2015, the Company increased its ownership interest in its Mexico subsidiary.

(7)         Calculated using an effective tax rate of approximately 24.2% for the three months ended September 30, 2016, which represents the Company’s U.S. GAAP tax rate as adjusted for the tax effects related to the items excluded from Adjusted Net Income. For the nine months ended September 30, 2016, the Company used 24.2% for the quarter ended September 30, 2016 and for the six months ended June 30, 2016, its previous estimated long-term cross-jurisdictional tax rate of 32%. For the three and nine months ended September 30, 2015, the Company used its previous estimated long-term cross-jurisdictional tax rate of 32%. See Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

Reconciliation of U.S. GAAP Revenue to Constant-Currency Revenue

For the Three and Nine Months Ended September 30, 2016 and 2015

(Unaudited)

Europe revenue:

	Three Months Ended
	September 30,
	2016			2015	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
	(In thousands)
ATM operating revenues	$94,154	$15,561	$109,715	$94,218	(0.1)%	16.4%
ATM product sales and other revenues	1,409	220	1,629	4,795	(70.6)	(66.0)
Total revenues	$95,563	$15,781	$111,344	$99,013	(3.5)%	12.5%

	Nine Months Ended
	September 30,
	2016			2015	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
	(In thousands)
ATM operating revenues	$276,452	$26,161	$302,613	$257,549	7.3%	17.5%
ATM product sales and other revenues	4,206	393	4,599	27,384	(84.6)	(83.2)
Total revenues	$280,658	$26,554	$307,212	$284,933	(1.5)%	7.8%

Consolidated revenue:

	Three Months Ended
	September 30,
	2016			2015	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
	(In thousands)
ATM operating revenues	$314,788	$15,926	$330,714	$296,836	6.0%	11.4%
ATM product sales and other revenues	13,546	222	13,768	14,514	(6.7)	(5.1)
Total revenues	$328,334	$16,148	$344,482	$311,350	5.5%	10.6%

	Nine Months Ended
	September 30,
	2016			2015	% Change
	U.S. GAAP	Foreign Currency Impact	Constant - Currency	U.S. GAAP	U.S. GAAP	Constant - Currency
	(In thousands)
ATM operating revenues	$918,207	$28,612	$946,819	$842,295	9.0%	12.4%
ATM product sales and other revenues	37,335	442	37,777	54,702	(31.7)	(30.9)
Total revenues	$955,542	$29,054	$984,596	$896,997	6.5%	9.8%

Reconciliation of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share on a Non-GAAP basis to Constant-Currency

For the Three and Nine Months Ended September 30, 2016 and 2015

(Unaudited)

	Three Months Ended
	September 30,
	2016			2015	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
	(In thousands)
Adjusted EBITDA	$86,589	$4,621	$91,210	$81,733	5.9%	11.6%

Adjusted Net Income	$44,748	$2,478	$47,226	$37,186	20.3%	27.0%

Adjusted Net Income per diluted share (2)	$0.98	$0.05	$1.03	$0.82	19.5%	25.6%

(1)         As reported on the Company’s Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Stockholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

(2)         Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 45,850,061 and 45,391,667 for the three months ended September 30, 2016 and 2015, respectively.

	Nine Months Ended
	September 30,
	2016			2015	% Change
	Non - GAAP (1)	Foreign Currency Impact	Constant - Currency	Non - GAAP (1)	Non - GAAP (1)	Constant - Currency
	(In thousands)
Adjusted EBITDA	$241,445	$7,425	$248,870	$223,186	8.2%	11.5%

Adjusted Net Income	$112,841	$3,403	$116,244	$98,550	14.5%	18.0%

Adjusted Net Income per diluted share (2)	$2.47	$0.07	$2.54	$2.17	13.8%	17.1%

(1)         As reported on the Company’s Reconciliation of Net Income Attributable to Controlling Interests and Available to Common Stockholders to EBITDA, Adjusted EBITDA, and Adjusted Net Income, see Disclosure of Non-GAAP Financial Information in this earnings release for further discussion.

(2)         Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by the weighted average diluted shares outstanding of 45,765,235 and 45,323,784 for the nine months ended September 30, 2016 and 2015, respectively.

Reconciliation of Free Cash Flow

For the Three and Nine Months Ended September 30, 2016 and 2015

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
	(In thousands)
Cash provided by operating activities	$89,346	$60,525	$213,931	$147,112
Payments for capital expenditures:
Cash used in investing activities, excluding acquisitions and divestitures	(36,479)	(47,459)	(76,050)	(103,877)
Free cash flow	$52,867	$13,066	$137,881	$43,235

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income

For the Year Ending December 31, 2016

(In millions, excluding share and per share amounts)

(Unaudited)

	Estimated Range Full Year 2016
Net Income	$83.6	$85.4
Adjustments:
Interest expense, net	17.5	17.5
Amortization of deferred financing costs and note discount	11.5	11.5
Income tax expense	34.2	34.9
Depreciation and accretion expense (1)	92.0	91.0
Amortization of intangible assets	37.0	37.0
EBITDA	$275.8	$277.3

Add Back:
Other	1.0	1.0
Stock-based compensation expense	22.5	22.5
Redomicile-related expenses	12.7	12.7
Acquisition and divestiture-related expenses	5.0	5.5
Adjusted EBITDA	$317.0	$319.0
Less:
Interest expense, net	17.5	17.5
Depreciation and accretion expense	92.0	91.0
Income tax expense (2)	60.3	61.1
Adjusted Net Income	$147.2	$149.4

Adjusted Net Income per diluted share	$45.80	$45.80

Weighted average shares outstanding — diluted	3.21	3.26

(1)         Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company’s interest of its Mexico subsidiary.

(2)         Calculated using the Company’s previous estimated long-term cross-jurisdictional effective cash tax rate of 32% for the six months ending June 30, 2016 and its estimated U.S. GAAP tax rate, as adjusted for items excluded from Adjusted Net Income, in the six month period ending December 31, 2016.

Contact Information:

Media Relations	Investor Relations
Nick Pappathopoulos	Phillip Chin
Director — Public Relations	EVP Corporate Development & Investor Relations
832-308-4396	832-308-4975
npappathopoulos@cardtronics.com	ir@cardtronics.com

Cardtronics is a registered trademark of Cardtronics plc

All other trademarks are the property of their respective owners.

###